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                                                                    EXHIBIT 99.1

                     AMAZON.COM ANNOUNCES FINANCIAL RESULTS
                             FOR FIRST QUARTER 1999

       AMAZON.COM'S COMMUNITY OF ONLINE SHOPPERS GROWS TO OVER 8.4 MILLION


       SEATTLE, WA--April 28, 1999--Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for the first quarter of 1999. Net sales for the first quarter were $293.6 million, an increase of 236 percent over net sales of $87.4 million for the first quarter of 1998.

       Amazon.com reported a first-quarter pro forma operating loss of $30.6 million, or 10 percent of net sales, compared to an operating loss of $10.0 million, or 11 percent of net sales, in the first quarter of 1998. First-quarter pro forma net loss of $36.4 million, or $0.23 per share, compared with a net loss of $10.4 million, or $0.07 per share, in the first quarter of 1998. On a GAAP basis, reported first-quarter net loss was $61.7 million, or $0.39 per share, and included $25.3 million of merger- and acquisition-related costs.

       Amazon.com announced that cumulative customer accounts increased by more than 2.2 million during the first quarter to more than 8.4 million at March 31, 1999, an increase of more than 250 percent from the 2.3 million customer accounts at March 31, 1998. Repeat customer orders represented more than 66 percent of orders during the quarter ended March 31, 1999.

       "Everyone here is working hard to provide the best possible customer experience, and we're extremely grateful to our customers," said Jeff Bezos, Amazon.com founder and CEO. "We're particularly pleased with Amazon.com Auctions, which is off to a very fast start--we had more participants during our first month then even with music."

        The company's focus on customers enabled Amazon.com to extend its leadership position on a number of fronts:

- Amazon.com was ranked in the top 10 Web properties during March, as measured by Media Metrix, making it not only the leading online retail site but also one of the leading Web sites of any kind.

- In March, Amazon.com was the only company to win more than one Webby award--and it won three. The Webbies, considered by many to be the Oscars(R) of the Internet, are awarded by the International Academy of Digital Arts & Sciences. Amazon.com won awards for Web-site excellence as a commerce site, for technical achievement, and the company's Internet Movie Database (http://www.imdb.com/) for best film site. IMDb also received a People's Choice Award (voted for by Web users) in the film category.

- More than 1 million Amazon.com customers have now signed up for the company's innovative Delivers program, which provides periodic e-mail updates of new book, music, and video titles. More information on Delivers is available at www.amazon.com/delivers.



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-      More than 260,000 Web-site operators have now enrolled in the company's industry-leading Associates program, which allows Web-site operators to earn lucrative referral fees over a range of products. More information on Associates is available at www.amazon.com/associates.

       Regarding Amazon.com's announced 1999 expansion plans, Bezos added, "We have begun and will continue to build out a significant distribution infrastructure. This will give customers greater availability, faster shipping times, and even better service. We will also continue to invest in systems, people, and product expansion, each of which helps us better serve customers. For the rest of 1999, we expect to invest more heavily than we have in the past. Our goal remains to build the world's most customer-centric company."

RECENT HIGHLIGHTS

AMAZON.COM AUCTIONS

       In March, Amazon.com launched Amazon.com Auctions to help people find, discover, buy--and now sell--virtually anything online. With the launch of Amazon.com Auctions, Amazon.com's more than 8.4 million customers have been preregistered to begin buying and selling immediately in more than 800 categories. The new service is easy to use, with innovative and time-saving features such as Bid-Click (SM) for hassle-free bidding. To enhance customer safety, the Amazon.com Auctions Guarantee covers purchases of up to $250 in the event that a buyer does not receive what a seller promised.

       Earlier this month, Amazon.com announced it had agreed to purchase LiveBid.com, the sole provider of live-event auctions on the Internet. Adding LiveBid's technology and services to Amazon.com Auctions expands the breadth and types of items customers will find and gives local and regional auction houses full access to a vast Internet auction community.

DRUGSTORE.COM AND PETS.COM

       During the quarter, Amazon.com announced strategic investments in drugstore.com and Pets.com. drugstore.com (www.drugstore.com) is an online source for thousands of brand-name health, beauty, and wellness products. Pets.com (www.pets.com/) is the leading pet-oriented company on the Internet, specializing in popular and rare pet accessories, products, and food for all types of animals. These companies share Amazon.com's passion for bringing customers value through selection, service, convenience, and community.

AMAZON.COM'S FREE GREETING CARD SERVICE

       On April 27 the company launched Amazon.com Cards, a free electronic greeting-card service. Cards can be sent by visiting www.amazon.com and clicking on the e-cards tab. The new site offers diverse styles of electronic greeting cards and a unique selection, with hundreds of illustrations, pictures, animated cards, and messages to choose from. Card senders also have the ability to customize their messages.



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DISTRIBUTION CENTER EXPANSION

       Continuing its expansion, Amazon.com leased a distribution facility in Coffeyville, Kansas, which will enable faster delivery to Amazon.com customers across the Midwest and Southeast United States. Plans for the existing 460,000-square-foot facility include expansion to over 750,000 square feet and the addition of automation, allowing the company to significantly increase the number of products kept on hand for immediate shipment to customers. The result is that customers in such places as Chicago, St. Louis, Dallas, and Minneapolis will receive their orders much faster, thanks to deeper inventory, faster processing, and shorter delivery times. The Coffeyville facility is expected to begin operations during the second half of 1999.

       Amazon.com also announced that its 323,000-square-foot facility in Fernley, Nevada began shipping on a limited basis, increasing availability and improving delivery times for customers in the Western U.S.

       In March, Amazon.de leased a new distribution center in Bad Hersfeld, Germany. The facility is expected to begin operations during the second half of 1999.

ACQUISITION OF BIBLIOFIND.COM AND MUSICFILE.COM

       Earlier this week, the company agreed to acquire Exchange.com, the premier online marketplace for hard-to-find, antiquarian, and used books at www.bibliofind.com and hard-to-find recordings and music memorabilia at www.musicfile.com. The acquisition will vastly enlarge and enrich Amazon.com's core book- and music-store offerings while providing Exchange.com's thousands of independent dealers and retailers the opportunity to sell and auction their hard-to-find books, recordings, and memorabilia to Amazon.com's growing base of
8.4 million experienced online shoppers. At the same time, the company also announced it had agreed to acquire two other e-commerce companies, Alexa.com and Access.com.

FINANCING

       Early in the quarter, Amazon.com completed a $1.25 billion 4.75% convertible debt offering, which substantially strengthened its cash position and increased its strategic flexibility. Also in the quarter, Amazon.com repurchased $84 million in accreted value of its senior discount notes.

ABOUT AMAZON.COM

       Amazon.com, Inc. (NASDAQ: AMZN), the Internet's No. 1 music, No. 1 video, and No. 1 book retailer, opened its virtual doors on the World Wide Web in July 1995. Today, the Amazon.com store has expanded to offer online auctions and more than 4.7 million book, music-CD, video, DVD, computer-game, and other titles, plus secure credit-card payment, personalized recommendations, and streamlined ordering through 1-Click(SM) technology and hassle-free auction bidding with Bid-Click(SM).

       Amazon.com operates two international Web sites: www.amazon.co.uk in the United Kingdom and www.amazon.de in Germany. Amazon.com also operates PlanetAll (www.planetall.com), a Web-based address book, calendar, and reminder service. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and

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authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crew members dating from the birth of film in 1892 to the present.

       This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks of system interruption, management of potential growth, risks related to auction services, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998.

       Amazon.com, Amazon.com Auctions, Amazon.co.uk, Amazon.de, Internet Movie Database, PlanetAll, 1-Click, and Bid-Click are either registered trademarks or trademarks of Amazon.com, Inc., or its affiliates. All other names mentioned herein may be trademarks of their respective owners.

NOTE ON FINANCIAL PRESENTATION

       Financial results are prepared in accordance with U.S. generally accepted accounting principles. All of the charges associated with Amazon.com's merger, acquisition, and investment activities have been included in "merger- and acquisition-related costs" in the accompanying financial statements in order to enhance their informational value and to present the most comparable classifications in the other line items. Among items included in merger- and acquisition-related costs are amortization of goodwill and other purchased intangibles, equity in loss of investees, and certain non-recurring merger- and acquisition-related costs. Pro forma financial results exclude these merger- and acquisition-related costs.

CONTACTS:
Karen Cho                                     Bill Curry
Investor Relations                            Public Relations
Amazon.com, Inc.                              Amazon.com, Inc.
(206) 694-2171                                (206) 834-7180
ir@amazon.com



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                                AMAZON.COM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                   QUARTER ENDED MARCH 31,
                                                                                 ---------------------------
                                                                                    1999             1998
                                                                                  ---------       ----------
                                                                                 (UNAUDITED)     (UNAUDITED)

Net sales                                                                         $ 293,643       $  87,361
Cost of sales                                                                       228,852          68,063
                                                                                  ---------       ---------
Gross profit                                                                         64,791          19,298

Operating expenses:
      Marketing and sales                                                            60,744          19,914
      Product development                                                            23,477           7,320
      General and administrative                                                     11,165           2,049
      Merger and acquisition related costs, including amortization
        of goodwill and other purchased intangibles                                  25,309
                                                                                  ---------       ---------
           Total operating expenses                                                 120,695          29,283

Loss from operations                                                                (55,904)         (9,985)
Interest income                                                                      10,925           1,645
Interest expense                                                                    (16,688)         (2,029)
                                                                                  ---------       ---------
      Net interest expense                                                           (5,763)           (384)

Net loss                                                                          $ (61,667)      $ (10,369)
                                                                                  =========       =========
Basic and diluted loss per share                                                  $   (0.39)      $   (0.07)
                                                                                  =========       =========

Shares used in computation of basic and diluted loss per share                      156,897         141,318
                                                                                  =========       =========


PRO FORMA RESULTS EXCLUDING MERGER AND ACQUISITION RELATED COSTS (SEE NOTE 2
BELOW)

Pro forma loss from operations, excluding merger and
      acquisition related costs                                                   $ (30,595)      $  (9,985)
                                                                                  =========       =========
Pro forma net loss, excluding merger and acquisition
      related costs                                                               $ (36,358)      $ (10,369)
                                                                                  =========       =========
Pro forma basic and diluted loss per share, excluding
      merger and acquisition related costs                                        $   (0.23)      $   (0.07)
                                                                                  =========       =========
Shares used in computation of pro forma basic and diluted loss per share            156,897         141,318
                                                                                  =========       =========


NOTE 1: On January 4, 1999, the company effected a three-for-one stock split in the form of a stock dividend to stockholders of record on December 18, 1998. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the split.

NOTE 2: Pro forma results for the quarter ended March 31, 1999 and 1998 are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. These results present the operating results of Amazon.com, excluding charges of $25.3 million and $0 for the quarter ended March 31, 1999 and 1998, respectively, for merger and acquisition related costs arising from Amazon.com's April 1998 acquisitions of Bookpages, Telebook and Internet Movie Database, and the August 1998 acquisition of Junglee and the merger with PlanetAll. Among items included in merger and acquisition related costs are amortization of goodwill and other purchased intangibles, equity in loss of investees, and certain non-recurring merger and acquisition related costs.

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                                AMAZON.COM, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                            MARCH 31,       DECEMBER 31,
                                                                             1999              1998
                                                                          -----------       -----------
                                                                          (Unaudited)

ASSETS
Current assets:
      Cash                                                                $     5,248       $    25,561
      Marketable securities                                                 1,437,717           347,884
      Inventories                                                              45,236            29,501
      Prepaid expenses and other                                               37,077            21,308
                                                                          -----------       -----------
          Total current assets                                              1,525,278           424,254

Fixed assets, net                                                              60,600            29,791
Goodwill and other, net                                                       187,194           187,003
Deferred charges                                                               39,912             7,412
                                                                          -----------       -----------
          Total assets                                                    $ 1,812,984       $   648,460
                                                                          ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                    $   133,018       $   113,273
      Accrued advertising                                                      16,187            13,071
      Other liabilities and accrued expenses                                   45,194            34,423
      Current portion of long-term debt and capital lease obligation            7,186               808
                                                                          -----------       -----------
          Total current liabilities                                           201,585           161,575

Long-term debt and capital lease obligation                                 1,533,862           348,140


Stockholders' equity:
      Preferred stock, $0.01 par value:
          Authorized shares -- 10,000
          Issued and outstanding shares -- none                                   -                 -
      Common stock, $0.01 par value:
          Authorized shares -- 300,000
          Issued and outstanding shares -- 161,371 and
             159,267 shares at March 31, 1999 and
              December 31, 1998, respectively                                   1,614             1,593
      Additional paid-in capital                                              306,414           300,130
      Note receivable from officer for common stock                            (1,099)           (1,099)
      Deferred compensation                                                    (1,275)           (1,625)
      Accumulated other comprehensive income                                   (4,390)            1,806
      Accumulated deficit                                                    (223,727)         (162,060)
                                                                          -----------       -----------
          Total stockholders' equity                                           77,537           138,745
                                                                          -----------       -----------
              Total liabilities and stockholders' equity                  $ 1,812,984       $   648,460
                                                                          ===========       ===========

NOTE 1: On January 4, 1999, the company effected a three-for-one stock split in the form of a stock dividend to stockholders of record on December 18, 1998. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the split.